UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 24, 2012
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 24, 2012 Ameritrans Capital Corporation (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that its 9 3/8% Participating Cumulative Preferred Stock ($12.00 Face Value) (the “Preferred Stock”) does not satisfy the minimum market value of publicly held shares (“MVPHS”) requirement for continued listing under Nasdaq Marketplace Rule 5550(a)(5), based on the MVPHS of the Preferred Stock during the period from December 7, 2011 through January 20, 2012.  Nasdaq Marketplace Rule 5550(a)(5) requires listed securities to maintain a minimum MVPHS of $1,000,000.

The Notice will not immediately result in the delisting of the Preferred Stock. Under Nasdaq rules, the Company has 180 calendar days (or until July 23, 2012) (the “Compliance Period”) to regain compliance with the MVPHS requirement.  If at any time during the Compliance Period, the MVPHS for the Preferred Stock closes at $1,000,000 or more for a minimum of ten consecutive business days,  the Company will have regained compliance with the MVPHS requirement for the Preferred Stock.  If the Company does not regain compliance during the Compliance Period, Nasdaq will notify the Company that the Preferred Stock is subject to delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: January 30, 2012	By:	/s/ Michael Feinsod
Name: Michael Feinsod
Title: Chief Executive Officer and President